UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2007

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)
1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202 (Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

                On October 25, 2007, the Board of Directors of the general partner of MarkWest Energy Partners, L.P. (the “Partnership”) has declared the Partnership’s quarterly cash distribution of $0.55 per unit for the third quarter of 2007.  This is an increase of $0.02 per unit over the second quarter 2007 distribution.  The indicated annual rate is $2.20 per unit.  The third quarter distribution is payable November 14, 2007, to unitholders of record on November 8, 2007.  The ex-dividend date is November 6, 2007.  On October 25, 2007, the Partnership issued a press release relating to the third quarter distribution.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

                Cautionary Statements

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

MarkWest Energy Partners and MarkWest Hydrocarbon will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”) in relation to the merger transaction announced on September 5, 2007.  Investors and security holders are urged to read these documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities’ investor relations department at 866-858-0482, or by accessing their website at www.markwest.com.

MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report on Form 10-K, as amended, for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

ITEM 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.                                            Description of Exhibit

99.1                                                       Press Release dated October 25, 2007 announcing third quarter 2007 cash distribution.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy, G.P., L.L.C.,
Its General Partner

Date: October 29, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer